UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 16, 2004

MANOR CARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10858	34-1687107
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 N. Summit Street, Toledo, Ohio		43604-2617
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (419) 252-5500

Item 5. Other Events and Regulation FD Disclosure

On July 16, 2004, Manor Care, Inc. announced that it has commenced a cash tender offer for up to $100 million in aggregate principal amount of the 7 1/2% Senior Notes due 2006 issued by its wholly owned subsidiary, Manor Care of America, Inc., and its 8% Senior Notes due 2008. A copy of this press release is filed herewith as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(c)	Exhibit.

99.1 Press Release dated July 16, 2004 issued by Manor Care, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manor Care, Inc. (Registrant)
Date: July 16, 2004	By:	/s/ Geoffrey G. Meyers
Geoffrey G. Meyers
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated July 16, 2004 issued by Manor Care, Inc.